Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of CUC International Inc. for the registration of 595,664 shares of its common stock and to the incorporation by reference therein of our report dated March 10, 1997, with respect to the consolidated financial statements and schedule of CUC International Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1997, filed with the Securities and Exchange Commission.

                                                              ERNST & YOUNG LLP

Stamford, Connecticut
May 9, 1997